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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference into the registration statement of BIO-key International, Inc. (formerly SAC Technologies, Inc.) on Form S-8 (file no. 333-37351), which became effective October 7, 1997, of our report dated March 14, 2003 (except for Note F, as to which the date is March 27, 2003) relating to the financial statements which appear in this Form 10-KSB for the year ended December 31, 2002.


/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
March 27, 2003




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